Rev. 7.16.25 POWER OF ATTORNEY FOR ITEMS RELATED TO SECTION 16 FILINGS Know all by these presents, that the undersigned hereby constitutes and appoints each of Scott T. Jarboe, Christopher W. Wittenauer, and Caitlin H. Reardon-Ashley, or their respective successor(s), signing singly, his or her true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned a Form ID and file such Form ID with the United States Securities and Exchange Commission; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable in connection with any application for or request to generate access codes to enable the undersigned to make filings through the Securities and Exchange Commission’s EDGAR system; (3) execute for and on behalf of the undersigned Forms 3, 4 and 5 with respect to Peabody Energy Corporation in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 with respect to Peabody Energy Corporation and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned‘s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in fact. IN WITNESS THEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of November, 2025. ____/s/ Clayton D. Walker__________________________ Clayton D. Walker

Rev. 7.16.25 State of Utah County of Salt Lake Before me, Patrice L. Lemasney, on this day personally appeared Clayton D. Walker, proved to me through personal knowledge, to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed. Given under my hand and seal of office this 6th day of November, 2025. Notary Seal /s/ Patrice L. Lemasney